SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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CENTER BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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CENTER BANCORP, INC.

Corporate Headquarters
2455 Morris Avenue
Union, New Jersey 07083
(908) 688-9500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2010

To Our Shareholders:

The Annual Meeting of Shareholders of Center Bancorp, Inc. (“Center Bancorp” or the “Company”) will be held at Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on Wednesday, June 16, 2010, at 10:00 a.m., for the following purposes:

1.	To elect eleven directors for a one year term.

2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for 2010.

3.	To vote upon a non-binding resolution approving the compensation of Center Bancorp’s executive officers.

4.
To vote upon a proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 25,000,000 and the number of authorized shares of our capital stock from 25,000,000 to 30,000,000.

5.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of Center Bancorp common stock at the close of business on May 4, 2010 will be entitled to notice of and to vote at the Annual Meeting. Each share of Center Bancorp’s common stock is entitled to one vote.

Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

You are cordially invited to attend the Meeting.

Important notice regarding the availability of proxy materials for the 2010 annual meeting of shareholders: This Proxy Statement for the 2010 Annual Meeting of Shareholders and our 2009 Annual Report to Shareholders are available at: http://www.cfpproxy.com/5260.

By Order of the Board of Directors

Anthony C. Weagley
Dated: May 13, 2010	President and Chief Executive Officer

CENTER BANCORP, INC.
2455 Morris Avenue, Union, New Jersey 07083

PROXY STATEMENT

We are providing this proxy statement to you in connection with the solicitation by our Board of Directors of proxies to be used at our annual meeting of shareholders to be held at Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 10:00 a.m. on Wednesday, June 16, 2010, and any adjournments of that meeting. We are first sending copies of this proxy statement and the enclosed proxy card to our shareholders on or about May 13, 2010. Unless we indicate otherwise, all references to “we”, us” and “our” and other similar terms are references to Center Bancorp, Inc.

Only holders of record of Center Bancorp common stock at the close of business on May 4, 2010, a date which we refer to as  the record date, will receive notice of our annual meeting and will be entitled to vote at our annual meeting. For each matter that is presented to our shareholders at our annual meeting, you will be entitled to one vote for each share of our common stock that you own on the record date. On the record date, there were 14,574,832 shares of our common stock outstanding.

In a joint Schedule 13D filing made on December 7, 2009, on behalf of Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Broad Park Investors, LLC, Chewy Gooey Cookies, LP, LSBK06-08, LLC, Lawrence Seidman, clients of Lawrence Seidman, CBPS, LLC, Dennis Pollack, Harold Schechter and Raymond Vanaria, such persons stated that as of December 4, 2009, they beneficially own a total of 3,021,804 shares of our common stock, representing 20.7% of the shares outstanding as of October 31, 2009, as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 9, 2009.  Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., LSBK06-08, LLC and Lawrence Seidman have an address of 100 Misty Lane, Parsippany, New Jersey 07054.  Mr. Seidman also has an address of 19 Veteri Place, Wayne, New Jersey 07470.  Broad Park Investors, L.L.C. and Chewy Gooey Cookies, L.P. have an address of 80 Main Street, West Orange, New Jersey 07052.  Mr. Pollack has an address of 825 Third Avenue, New York, New York 10022.  Mr. Schechter has an address of 34 33rd  Street, New York, New York 10001.  Mr. Vanaria has an address of 155 North Dean Street, Englewood, New Jersey 07631.  CBPS, LLC has an address of One Rockefeller Plaza, New York, NY 10020.

We are not aware of any other person or entity that owned of record or beneficially more than five percent of our outstanding common stock as of the record date.

If you execute a proxy card, you may revoke your proxy at any time before it is exercised by either:

•	submitting a later dated signed proxy before the annual meeting is conducted; or

•	filing a written notice of revocation with our Corporate Secretary either prior to the annual meeting or while the annual meeting is in progress but prior to the voting of your proxy; or

•	submitting a written ballot at the annual meeting.

All proxy cards that are properly executed and not revoked will be voted as specified in the proxy card. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board’s nominees for election to the Board and in favor of Proposals 2, 3 and 4.

Center Bancorp, which we refer to from time to time in this proxy statement as the “Company”, will bear the cost of soliciting proxies. In addition to our soliciting proxies by use of the mail, our officers and employees or officers or employees of our bank subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to us. We will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

If holders of a majority of the outstanding shares of our common stock are present in person or by proxy, we will have a quorum, which means that we will be able to transact business at the annual meeting.  The election of directors will require the affirmative vote of a plurality of the common stock represented and entitled to vote at the annual meeting.  In other words, the eleven persons who receive the highest number of votes will be deemed elected to our Board.  The ratification of Proposals 2, 3 and 4 will be approved if a majority of the votes cast at the annual meeting by shareholders represented and entitled to vote at the annual meeting are “for” this proposal.  If any other matters are submitted to shareholders at the annual meeting, such matters will be deemed “approved” if they receive the affirmative vote of a majority of the votes cast at the annual meeting by shareholders represented and entitled to vote at the annual meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the annual meeting, we will only count those votes which are cast “for” or “against”. We will count abstentions and broker non-votes solely for the purpose of determining whether a quorum is present at the annual meeting.  Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others.  Generally, this would occur when brokers have not received any instructions from their customers.  In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Effective January 1, 2010, brokers are no longer permitted to vote on the election of directors without instructions from their customers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-Laws provide that our Board will consist of not less than five nor more than twenty-five members. The exact number of directors is fixed and determined from time to time by resolution of the full Board or by resolution of the shareholders at any annual or special meeting.  Our Board has set the number of directors at eleven. Our entire Board will stand for re-election this year for a one year term.

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. In response, Nasdaq adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, our Board has determined that the members of the Audit Committee satisfy all applicable definitions of independence. Our Board has also determined that the following members of our Board (including all members of our Nominating and Compensation Committees) satisfy the Nasdaq definition of independence: Alexander A. Bol, John J. DeLaney, Jr., James J. Kennedy, Howard Kent, Phyllis S. Klein, Elliot I Kramer, Harold Schechter, Lawrence Seidman, William A. Thompson and Raymond Vanaria.

Center Bancorp does not contemplate that any nominee will be unable to serve as a director for any reason. Each of our Board’s nominees has agreed to serve if elected. However, in the event that one or more of our Board’s nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by our Board of Directors and all proxies eligible to be voted for our Board’s nominees will be voted for such other person or persons. Each of the nominees is also a member of the Board of Directors of our subsidiary, Union Center National Bank (the “Bank” or “UCNB”).

The following table sets forth, for the nominees to our Board of Directors, their principal occupations for at least the past five years, their ages, the year in which they became a director of Center Bancorp and UCNB, director positions held currently or at any time during the last five years, the number of shares of our common stock which they beneficially owned as of January 31, 2010 and their percentage of common stock ownership as of January 31, 2010:

Name	Occupation	Age	Director Since	Shares of Common Sock Held Beneficially Directly and Indirectly		Percent of Shares Outstanding

Alexander A. Bol	Owner, Alexander	62	1994	123,827	(a)	0.85
	A. Bol A.I.A.
	(architectural firm);
	Chairman of the Board
	of Center Bancorp and
	UCNB (2001-Present)

John J. DeLaney, Jr.	Shareholder, Lindabury,	55	2006	9,089		0.06
	McCormick,Estabrook
	& Cooper, P.C. (successor to
	Cooper Rose & English, LLP)
	(law firm); Mayor of Morristown,
	New Jersey (1998-2005)

James J. Kennedy	Managing Partner,	54	2000	66,817		0.46
	KV Solar, LLC
	(energy conservation
	design and installation
	firm) (2006-2008);
	Managing Partner,
	KV1 Asset Management, LLC
	(hedge fund management
	company)(1998-Present)

Howard Kent	Member, Real	62	2008	134,381	(b)	0.92
	Estate Equities Group,
	LLC (real estate investment
	and management
	business)

Phyllis S. Klein	Partner, Donahue, Hagan, Klein,	48	March 25, 2010	-		-
	Newsome & O’Donnell, P.C.
	(law firm)

Elliot I. Kramer	Shareholder,	58	2008	1,989		0.01
	Goldman & Kramer PC
	(law firm)

Nicholas Minoia	Member, Diversified	54	2009	10,840		0.07
	Properties, L.L.C.
	(full-service real estate
	group)

Harold Schechter	Chief Financial	65	2007	9,055		0.06
	Officer, Global Design
	Concepts, Inc. (importer
	and distributor of accessories
	and handbags) (2005-Present)

Lawrence B.	Manager of	62	2007	3,050,198	(c)	20.93
Seidman	various investment
	funds; Also a director of Stonegate
	Bank (January 2009-Present)

William A.	General Manager,	52	1994	80,922	(c)(d)	0.56
Thompson	Uniselect USA
	(auto parts distributor)
	(2007-Present); Vice
	President of Thompson & Co.
	(auto parts distributor)

Raymond Vanaria	Member, Malesardi,	51	2007	54,347	(c)(e)	0.37
	Quackenbush,
	Swift & Company, LLC
	(accounting firm)

(a)	Includes 2,342 shares owned by Mr. Bol’s spouse.
(b)	Includes 114,303 shares owned jointly with Mr. Kent’s spouse.
(c)
See the description above regarding the 13D filing made by Mr. Seidman and others.  The shares reflected in the table above for Mr. Schechter and Mr. Vanaria do not include any shares other than shares directly owned by them.  The shares reflected in the table for Mr. Seidman reflect all shares beneficially owned by the persons named in the 13D filing as of January 31, 2010.

(d)	Includes 13,936 shares held by Mr. Thompson’s spouse and children.
(e)	Includes 3,685 shares held by Mr. Vanaria’s spouse.

The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 2010: Mr. Bol, 9,508 shares; Mr. DeLaney, 4,340 shares; Mr. Kennedy, 53,615 shares; Mr. Kent, 868 shares; Ms. Klein, 0 shares; Mr. Kramer, 868 shares; Mr. Minoia, 0 shares; Mr. Schechter, 2,604 shares; Mr. Seidman, 2,604 shares; Mr. Thompson, 7,813 shares; and Mr. Vanaria, 2,604 shares.

Anthony C. Weagley, our President and Chief Executive Officer, beneficially owned 36,748 shares of our common stock as of January 31, 2010, including 14,226 shares subject to options exercisable by April 1, 2010.  A. Richard Abrahamian resigned as our Chief Financial Officer on January 28, 2010.  He did not beneficially own any shares of our common stock as of the date of his resignation. Ronald Shapiro, our Chief Lending Officer, beneficially owned 6,116 shares of our common stock as of January 31, 2010, including 0 shares subject to options exercisable by April 1, 2010. Lori A. Wunder, one of our Senior Vice Presidents, beneficially owned 14,903 shares of our common stock as of January 31, 2010, including 11,150 shares subject to options exercisable by April 1, 2010. William Boylan, another one of our Senior Vice Presidents, beneficially owned 389 shares of our common stock as of January 31, 2010, including 0 shares subject to options exercisable by April 1, 2010.

Phyllis S. Klein was appointed to the Boards of Directors of the Company and Union Center National Bank on March 25, 2010.  She did not own any shares of our common stock on that date or on January 31, 2010.  Also on March 25, 2010, Stephen Mauger was named Vice President, Treasurer and Chief Financial Officer of Center Bancorp.  He did not own any shares of our common stock on that date or on January 31, 2010.

As of January 31, 2010, the total number of shares of our common stock directly and beneficially owned by all of our current directors and executive officers as a group (19 persons) amounted to 3,635,027 shares or 24.9% of the common stock outstanding, including 126,170 shares subject to options exercisable by April 1, 2010. In addition, as of January 31, 2010, the total number of shares of our common stock directly and beneficially owned by officers of Union Center National Bank (and not Center Bancorp) amounted to 56,164 shares or 0.39% of the common stock outstanding.

There is no family relationship, by blood, marriage or adoption, between any of the foregoing directors and any other officer, director or employee of Center Bancorp or Union Center National Bank.

Our Board’s Compensation Committee consists of Alexander A. Bol (Chairman), John J. DeLaney, Jr., Phyllis S. Klein, Lawrence B. Seidman and William A. Thompson. The responsibilities of the Compensation Committee are set forth in the Compensation Discussion and Analysis set forth below.

Our Board’s Audit Committee consists of Raymond Vanaria (Chairman), James J. Kennedy, Elliot Kramer, Howard Kent, Harold Schechter and William Thompson. The Audit Committee has been established by our Board of Directors for the purpose of overseeing the accounting and financial reporting processes of Center Bancorp and audits of our financial statements and has responsibility for monitoring our financial reporting systems, reviewing our financial statements, hiring and discharging our independent accountants and supervising the relationship between Center Bancorp and our independent accountants.

Our Board’s Nominating Committee consists of Alexander A. Bol (Chairman),  John J. DeLaney, Jr., James J. Kennedy, Howard Kent, Phyllis S. Klein, Elliot Kramer, Harold Schechter, Lawrence Seidman, William A. Thompson and Raymond Vanaria. For additional information regarding the Nominating Committee, see “Nominating Committee Matters”.

Our Board’s Executive Committee consists of Alexander A. Bol (Chairman), John J. DeLaney, Jr., James J. Kennedy, Howard Kent, Phyllis S. Klein, Elliot Kramer, Harold Schechter, Lawrence Seidman, William A. Thompson and Raymond Vanaria. The Executive Committee generally performs the functions of the full Board for determinations requiring the vote solely of independent directors.

During 2009, the Compensation Committee met five times, the Audit Committee met eight times, the Nominating Committee met one time, the Executive Committee met two times and our Board of Directors met 12 times. All directors attended at least 75% of the Board and committee meetings that they were required to attend.

Board Leadership Structure and Role in Risk Oversight

The Company currently has, and historically has had, an independent Chairman of the Board, separate from the Chief Executive Officer.  The Board believes it is important to have an independent director in a Board leadership position at all times. Having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman also serves as a liaison between the Board and senior management.  The Company’s Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time.

The Audit Committee is responsible for overseeing risk management.  The full Board of Directors regularly engages in discussions about risk management and receives reports on this topic from executive management, other officers of the Company and the Chairman of the Audit Committee.  While the Board of Directors oversees risk management, management is responsible for the day-to-day risk management process.  The Company believes that its Board leadership structure supports this approach to risk management.

During 2009, the Company’s Senior Risk Officer evaluated all of the compensation plans in which the Company’s employees, including executive officers, participate, and reported to the Compensation Committee that none individually, or taken together, was reasonably likely to have a material adverse effect on the Company.  No component of compensation was considered to encourage undue risk.  The Compensation Committee accepted the Senior Risk Officer’s report.  See “Compensation Committee Report.”

Board Qualifications

The Board believes it is in the best interests of the Company and its stockholders for the Board to encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. However, at all times a majority of the Board must be "independent directors" as defined from time to time by the listing requirements of the Nasdaq Global Select Market and any specific requirements established by the Board. Each director also is expected to:

- exhibit high standards of integrity, commitment and independence of thought and judgment;

- use his or her skills and experiences to provide independent oversight to the business of the Company;

- participate in a constructive and collegial manner;

- be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

- devote the time and effort necessary to learn the business of the Company and the Board; and

- represent the long-term interests of all shareholders.

In addition, the Board of Directors has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as:

- finance;
- sales and marketing;
- strategic planning;
- development of strategies for sustainability;
- human resources and diversity;
- safety;
- relevant industries, especially financial and real estate;
- leadership of large, complex organizations;
- legal;
- banking; and
- retail services

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a Board, including:

- Strategy - knowledge of the Company’s business model, the formulation of corporate strategies, knowledge of key competitors and local markets;

- Leadership - skills in coaching senior executives and the ability to assist the CEO in his development;

- Organizational Skills - understanding of strategy implementation, management processes, group effectiveness and organizational design;

- Relationships - understanding how to interact with regulatory agencies, investors, financial analysts, and communities in which the Company operates;

- Functional - understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

- Ethics - the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

As part of its periodic self-assessment process, the Board annually determines the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short- and longer-term. The Board has adopted a policy regarding the director selection process that requires the Nominating Committee to assess the skill areas currently represented on the Board and those skill areas represented by directors expected to retire or leave the Board in the near future against the target skill areas established annually by the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Committee then establishes the specific target skill areas or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in banking, financial or technological expertise, experience in situations comparable to the Company's, leadership experience and relevant geographical experience. The effectiveness of the Board's diverse mix of skills and experiences is considered as part of each Board self-assessment.  See also “Nominating Committee Matters.”

The Board considered the following attributes of its nominees in determining that each is qualified to serve as a director of Center Bancorp:

•
The leadership Mr. Bol has provided to Center Bancorp and Union Center National Bank for many years, his knowledge of the banking industry and of the Bank, and his stature in the community led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•	Mr. Delaney’s legal background and public service experience led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•	Mr. Kennedy’s business and financial experience and sophistication led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•	Mr. Kent’s knowledge about, and experience in, the real estate investment and management business led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•
Ms. Klein’s legal background and experience as a partner with the law firm of Donahue, Hagan, Klein, Newsome & O’Donnell, P.C. for thirteen years, and her education (a BA degree from the University of Delaware and a JD from New York Law School), led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•	Mr. Kramer’s legal background and experience, gained through his many years of practice, led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•
Mr. Minoia’s experience as a principal of a full-service real estate group and his knowledge about the real estate market led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•
Mr. Schechter’s financial acumen and experience as a chief financial officer of an import and distribution business, and his ability to understand complex financial matters, led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•
Mr. Seidman’s financial background and experience as a manager of various investment funds over many years, and his knowledge of the banking industry, led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•	Mr. Thompson’s management and business experience led the Board to conclude that this nominee should serve as a director of Center Bancorp.

•
Mr. Vanaria’s knowledge of financial and accounting matters, and his ability to understand and analyze complex financial issues, gained during his many years as an accountant, led the Board to conclude that this nominee should serve as a director of Center  Bancorp.

The biographies of the nominees are contained in the table of nominees set forth above under “Proposal 1 - Election of Directors”.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

As part of the SEC’s executive compensation disclosure requirements, issuers must provide a “Compensation Discussion and Analysis” in which issuers explain the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;

•	the conduct that the compensation programs are designed to reward;

•	the elements of the compensation program;

•	the rationale for each of the elements of the compensation program;

•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and

•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

Our compensation philosophy is dictated by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, are to:

•	provide guidance regarding the design of our employee benefit plans;

•	oversee the investments of our 401(k) plan and qualified pension plan;

•	establish the compensation of our chief executive officer, subject to the terms of any employment agreement;

•	with input from our chief executive officer, establish or recommend to our Board the compensation of our other executive officers, subject to the terms of any existing employment agreements; and

•	monitor our overall compensation policies and employee benefit plans.

Our chief executive officer participates in determinations regarding the compensation and design of our benefit programs for all employees, but does not participate in setting his own compensation.

Our Compensation Objectives and the Focus of Our Compensation Rewards

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs.  We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to incentivize them to perform in a manner that maximizes our corporate performance. Accordingly, we have sought to structure our executive compensation with a focus on pay-for-performance.  We seek to offer executive compensation programs that align each individual’s financial incentives with our strategic direction and corporate values.

We view executive compensation as having three key elements:

•	a current cash compensation program consisting of salary and cash bonus incentives;

•	long-term equity incentives reflected in grants of stock options and/or restricted stock; and

•	other executive retirement benefits and perquisites.

These programs aim to provide our executives with an overall compensation package that is competitive with comparable financial institutions, and aligns individual performance with our long-term business objectives.

We annually review our mix of short term performance incentives versus longer term incentives, and incorporate in our compensation reviews the data from studies performed as to appropriate competitive levels of compensation and benefits.  We do not have set percentages of short term versus long term incentives.  Instead, we look to provide a reasonable balance of those incentives.

We also periodically “benchmark” our compensation programs to industry available databases and to a peer group.  The process has involved hiring independent compensation consulting firms to perform studies that employ the following processes:

•	gathering data from industry specific global and regional compensation databases based upon company size for each executive position;

•	determining an appropriate peer group of financial institutions based upon similar size and geography;

•	developing data points for salary and total cash compensation comparisons and equity opportunities;

•	averaging peer group and database statistics together to produce a relevant “market” at the data points for salary, total cash compensation and equity and comparing our positions to the “market” data;

•	evaluating other compensation components, including executive benefits as compared to competitive standards; and

•	comparing our compensation levels to the “market” and determining our relative positioning for competitiveness as to salary, total cash compensation and non-cash compensation.

We did not engage in any benchmarking analyses during 2009.

Although we gain considerable knowledge about the competitiveness of our compensation programs by conducting periodic studies, we recognize that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist.  We believe that the combination of executive compensation programs that we provide fulfill our objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives.  We also believe that our incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing us to maintain controls over our compensation costs.

Historically, our policy for allocating between long-term and currently paid compensation has been to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our shareholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and, when appropriate, we have rewarded good performance on an annual basis in the form of bonus compensation.  We have provided non-cash compensation to reward superior performance against specific objectives and long-term strategic goals.  Our compensation package for 2009 for the executive officers named in the Summary Compensation Table below ranged, as a percentage of total compensation, from 95.4% to 86.9% in cash compensation and 13.1% to 4.6% in non-cash compensation, including benefits.  No equity awards were granted in 2009.

See “Other Compensation Committee Matters-Consultants” for a description of the consulting services that were provided to us in 2009.

Impact of our Participation in the Treasury’s Capital Purchase Program

In response to unprecedented market turmoil, the Emergency Economic Stabilization Act (“EESA”) was enacted on October 3, 2008.  Under EESA, the United States Treasury (the “Treasury”) established the TARP Capital Purchase Program, pursuant to which the Treasury purchases preferred stock and warrants from financial institutions. On January 12, 2009, the Treasury purchased $10,000,000 of our non-convertible preferred stock (the “Preferred Shares”) under the TARP Capital Purchase Program.

Participants in the TARP Capital Purchase Program were required to accept several compensation-related limitations associated with this Program. In January 2009, five of our executive officers (Messrs. Weagley, Abrahamian, Shapiro and Boylan and Ms. Wunder) agreed in writing to accept the compensation standards in existence at that time under the TARP Capital Purchase Program and thereby cap or eliminate some of their contractual or legal rights. The provisions agreed to were as follows:

•
No golden parachute payments.    The term “golden parachute payment” under the TARP Capital Purchase Program (as distinguished from the definition under the Stimulus Act referred to below) refers to a severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, that exceeds three times the terminated employee’s average annual compensation over the five years prior to termination. Our senior executive officers have agreed to forego all golden parachute payments for as long as they remain “senior executive officers” (the CEO, the CFO and the three highest-paid executive officers other than the CEO and CFO) and the Treasury continues to hold the equity or debt securities that we issued to it under the TARP Capital Purchase Program (the period during which the Treasury holds those securities is referred to by us as the “CPP Covered Period”).

•
Clawback of Bonus and Incentive Compensation if Based on Certain Material Inaccuracies.     Our senior executive officers agreed to a “clawback provision”.  Any bonus or incentive compensation paid to them during the CPP Covered Period is subject to recovery or “clawback” by us if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The senior executive officers acknowledged that each of our compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to them was deemed amended to the extent necessary to give effect to such clawback and the restriction on golden parachute payments.

•
No Compensation Arrangements that Encourage Excessive Risks.  We are required to review our Benefit Plans to ensure that they do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of our company. To the extent any such review requires revisions to any Benefit Plan with respect to our senior executive officers, they agreed to negotiate such changes promptly and in good faith.

During the CPP Covered Period, we are not permitted to take federal income tax deductions for compensation paid to the senior executive officers in excess of $500,000 per year, subject to certain exceptions.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”) was enacted. The Stimulus Act contains several provisions designed to establish executive compensation and governance standards for financial institutions (such as us) that received or will receive financial assistance under TARP. In certain instances, the Stimulus Act modified the compensation-related limitations contained in the TARP Capital Purchase Program; however, the Stimulus Act also created additional compensation-related limitations and directed the Treasury to establish standards for executive compensation applicable to participants in TARP. In their January 2009 agreements, our executives did not waive their rights with respect to the provisions implemented by the Stimulus Act; other employees now covered by these provisions were not asked and did not agree to waive their rights. The compensation-related limitations applicable to us which have been added or modified by the Stimulus Act are as follows:

•
No severance payments.     Under the Stimulus Act, the term “golden parachutes” is defined to include any severance payment resulting from involuntary termination of employment, except for payments for services performed or benefits accrued. Under the Stimulus Act, we are prohibited from making any severance payment to our “senior executive officers” (defined in the Stimulus Act as the five highest paid senior executive officers) and our next five most highly compensated employees during the period that the Preferred Shares are outstanding.

•
Recovery of Incentive Compensation if Based on Certain Material Inaccuracies. The Stimulus Act contains the “clawback provision” discussed above but extends its application to any bonus awards and other incentive compensation paid to any of our senior executive officers and our next 20 most highly compensated employees during the period that the Preferred Shares are outstanding that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

•
No Compensation Arrangements that Encourage Earnings Manipulation.    Under the Stimulus Act, during the period that the Preferred Shares are outstanding, we are prohibited from entering into compensation arrangements that encourage manipulation of our reported earnings, or that provide incentives to take unnecessary or excessive risks, to enhance the compensation of any of our employees.

•
Limit on Incentive Compensation.     The Stimulus Act contains a provision that prohibits the payment or accrual of any bonus, retention award or incentive compensation to our highest paid employee (presently, Mr. Weagley) while the Preferred Shares are outstanding other than awards of long-term restricted stock that (i) do not fully vest while the Preferred Shares are outstanding, (ii) have a value not greater than one-third of the total annual compensation of such employee and (iii) are subject to such other restrictions as will be determined by the Treasury. The prohibition on bonuses does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

•
Compensation and Human Resources Committee Functions.     The Stimulus Act requires that our Compensation Committee be comprised solely of independent directors and that it meet at least semiannually to discuss and evaluate our employee compensation plans in light of an assessment of any risk posed to us from such compensation plans.

•
Compliance Certifications.     The Stimulus Act requires an annual written certification by our chief executive officer and chief financial officer with respect to our compliance with the provisions of the Stimulus Act.

•
Treasury Review of Excessive Bonuses Previously Paid.     The Stimulus Act directs the Treasury to review all compensation paid to our senior executive officers and our next 20 most highly compensated employees to determine whether any such payments were inconsistent with the purposes of the Stimulus Act or were otherwise contrary to the public interest. If the Treasury makes such a finding, the Treasury is directed to negotiate with us and the applicable employee for appropriate reimbursements to the federal government with respect to the compensation and bonuses.

•
Say on Pay.     Under the Stimulus Act, we are required to have a “say on pay vote” by the shareholders on executive compensation at our shareholder meetings during the period that the Preferred Shares are outstanding. As was the case for last year’s annual meeting of shareholders, this requirement will apply to our 2010 annual meeting of shareholders.  See “Proposal 3.”

Specific Elements of Our Compensation Program

We have described below the specific elements of our compensation program for executive officers.

Salary. While consolidation continues within the banking industry, and recent experience continues to demonstrate that there remains a limited supply of qualified experienced executives, we believe that it is important that we retain a competitive salary structure in order to retain our existing qualified officers and maintain a base pay structure consistent with the structures utilized for the compensation of similarly situated executives in the industry and at similarly sized institutions. We maintain salary guidelines for our executive officers as part of a structured salary pay scale that is reviewed periodically based upon industry standards developed through studies by independent compensation consulting firms engaged by our Compensation Committee for that purpose. We believe that a key objective of our salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average, taking into effect performance as well as seniority.

Certain of the officers named in our Summary Compensation Table below (each of the officers named in that table are referred to in this proxy statement as our “Named Officers”) who continue to serve as our executive officers were parties to employment agreements that establish base salary levels. From year-to-year, the Named Officers’ salary levels subject to those employment agreements may be increased, but may not be decreased. Other executive officers are employed at will but in certain instances have a change in control agreement that provides for additional compensation in the event of the termination of their employment in connection with certain business combinations.

Mr. Weagley’s employment agreement entitled him to receive $25,000 of our common stock on December 31, 2009 as part of his annual compensation in lieu of salary. This grant was made in January 2010 and, accordingly, is not included in the tables contained in this proxy statement.  The grant was effected under our 2009 Equity Incentive Plan.

Short-Term Incentive Compensation. We maintain an Achievement Incentive Plan, which we refer to as our “AIP”. Our AIP is designed to motivate the plan participants and to correlate total cash compensation to performance in a manner designed to provide meaningful incentives for executive officers in general and to provide competitive levels of total cash compensation. Under the terms of the AIP, our officers are eligible to receive incentive pay for performance. For our Chief Executive Officer, Anthony C. Weagley, performance goals relate solely to the performance of Center Bancorp and its subsidiaries. For all other participants, goals relate both to individual performance and overall corporate performance. Individual performance goals vary by officer job function and are adjusted each year based upon our tactical and strategic objectives. The extent to which we achieve our corporate goals and profitability as compared to budget, are factors considered in the corporate performance portion of our AIP. Under the AIP, performance goals at both the Bank-wide level and the individual performance level are impacted by subjective factors and by substantial discretion within the Compensation Committee. Thus, for example, while the bank-wide portion of the performance goals are tied to Union Center National Bank’s strategic plan and budget, after year-end, the Compensation Committee examines not only whether the Bank has reached targeted budget goals but also how the Bank reached the levels that it actually reached. If, in fact, the Bank reaches a budget goal but does so in a manner that is not consistent with certain specific objectives reflected in the strategic plan, bonus amounts payable with respect to bank-wide performance may be reduced or eliminated.

The targeted incentive performance levels under our AIP are established after consideration of industry practices and norms gathered from our periodic benchmarking studies. For 2009, targeted awards as a percentage of salary were: for the Chief Executive Officer: 30%, Senior Vice Presidents: 20%, Vice Presidents: 15%, and Assistant Vice Presidents and Assistant Cashiers: 10%. Based upon actual performance, up to 140% of the targeted award percentage may be achieved. Participants are determined annually by the CEO and approved by the Board of Directors and are assigned specific objectives throughout the year which comprise the individuals’ respective “personal” goals. These personal goals typically represent at least 50% of the total available payout, and can range to up to 100% of the total available payout under the plan. “Bank” goals may account for up to 50% of the total payout, but are typically no more than 25% of the total available payout. For 2009 and until the repayment to the Treasury of the TARP Capital Purchase Program investment, the Chief Executive Officer is not eligible to participant in the AIP due to prohibitions applicable to participants in the TARP Capital Purchase Program.

For 2009, one or more of the following performance criteria for Center Bancorp and its subsidiaries was specified for each executive who participated in the AIP:

Bank Goals and Objectives:

•	Achievement of the Budget (Net income target of $5.1 million)
•	Return on Equity (Target of 6.23%)
•	Efficiency Ratio (68% based on plan)
•	Employee Turnover (25% or less)
•	Deposit Growth (Target level of $747.7 million)
•	Loan Growth (Target level of $755.9 million)
•	Satisfactory Examination Results
•	Achieving Strategic Planning Objectives

Individual Goals and Objectives (which are designed to drive achievement of the targets described above) for 2009 included:

•	Increasing Capital and Replacing Cash
•	Reducing High Cost Borrowings
•	Maintaining or Improving the Bank’s Regulatory Ratings
•	Profitability
•	Systems uptime (maintaining systems uptime to both internal end users and clients)
•	Completion of Strategic Computer Conversions to Outsourced Vendors

During 2009, the Company also maintained a Loan Incentive Plan. Participants include individual loan executives from the Chief Lending Officer to each individual loan officer who is in good standing and has received satisfactory performance evaluations. This incentive plan provides quarterly cash payments linked to nine different quantifiable measures or production objectives. The plan is tied to Bank-wide and individual performance. The plan provides a pool, based on each individual’s production, used to pay out incentives for quantifiable credit and performance goals which are weighted for the specific profitability and quality measures. The Loan Incentive Plan prohibits or reduces payments to participating executives in the event the delinquency ratio exceeds stated levels, credits deteriorate and/or loan losses increase. Participants in the Loan Incentive Plan may not participate in the AIP. For 2009, the targeted performance goals for all participants in the Loan Incentive Plan included the following:

•      Deposit growth
•      Fee Income Growth
•      New Loans
•      Loan Credit Risk Rating
•      Portfolio ROA
•      Improving Loan Portfolio Delinquencies
•      Improving Loan Review Rating

A participant in the AIP or Loan Incentive Plan must have at least a satisfactory performance appraisal in order to be eligible for an incentive award.

In light of the Company’s 2009 performance, the Compensation Committee and our Board determined that no AIP awards would be granted to our Chief Executive Officer or to any of the other Named Officers with respect to 2009 performance.  Mr. Shapiro and Mr. Boylan received awards under the Loan Incentive Plan.  See the “Summary Compensation Table.”

Long-Term Incentive Compensation.  We provide long-term incentives to the Named Officers through our stock incentive plans. During 2009, our Named Officers became eligible to participate in our 2009 Equity Incentive Plan. We refer to that plan as our “2009 Stock Plan”. From time to time, the Compensation Committee has granted stock options and/or restricted stock awards to our executive officers.  Stock options have been granted at an exercise price equal to the then current market price of our common stock.  Options and restricted stock awards under the 2009 Stock Plan are granted on an ad hoc basis taking into account financial performance and results. No options were granted to our senior executive officers in 2006, 2007, 2008 or 2009.

In 2006, our Board established the Center Bank Open Market Share Purchase Incentive Plan, which we refer to as the “PIP”.  We established the PIP in order to encourage ownership and retention of our common stock by our executive officers.  Under the PIP, any executive officer who applies up to 50% of his or her cash bonus to the purchase of our common stock in the open market will receive an additional cash amount to cover the Federal, State or local income taxes on the portion of the bonus used to make these purchases.  To be eligible for the bonus, the purchased shares must be held by the executive officer for at least 30 days.  Since no cash bonuses were paid to the Named Officers in connection with performance during 2006, 2007, 2008 or 2009, no open market purchases were made under the PIP for those years.

Other Elements of Compensation for Executive Officers.  In order to attract and retain qualified executives, we provide executives with certain benefits and perquisites, consisting primarily of retirement benefits through our 401(k) Plan, executive life insurance and automobile allowances.  Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the Summary Compensation Table below.

Employment Agreements

For many years, we have had employment agreements with Anthony C. Weagley and Lori A. Wunder. In connection with its review of our employment agreements in 2007 and 2008, our Compensation Committee approved an extension of the term of each of the employment agreements with Mr. Weagley and Ms. Wunder through December 31, 2009.  Although the terms of these agreements were extended until December 31, 2009, the multiple for determining the amount of severance and benefits that the executive would be entitled to receive in the event of a termination without cause or a resignation for “good reason” was limited by our Compensation Committee to two, even if termination of the executive’s employment occurs when there is more than two years remaining in the term.  If, however, the executive’s employment is terminated or he or she resigns for “good reason” following a “Change in Control Event”, then the multiple for determining severance pay and benefits will be three (as was previously provided by their employment agreements). We made similar changes in employment agreements for other executive officers who are not Named Officers.

In 2008, we further amended Mr. Weagley’s employment agreement. Mr. Weagley’s amended and restated employment agreement revised the compensation structure upon termination of employment so that the multiple for determining his severance pay and benefits will be three regardless of whether or not his termination of employment occurs in connection with a Change in Control Event and eliminated a tax gross-up provision which could have added substantial expense in the event that the payment of benefits upon termination were to involve so-called “excess parachute payments.”

Our Compensation Committee has expressed an intention not to enter into formal employment agreements with newly hired or promoted senior vice presidents. Such agreements generally provide for enhanced compensation in the event that a change in control occurs while the applicable executive officer is employed by us. We entered into a change in control agreement with Ronald Shapiro, our senior lending officer, in July 2008.  See “Executive Compensation - Employment Agreements.”

Compliance with Sections 162(m), EESA and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result, stock options granted under our 2009 Stock Plan are not subject to the limitations of Section 162(m). However, restricted stock awards under our 2009 Stock Plan generally will not be treated as performance-based compensation. Restricted stock award grants made to date by us have not been at levels that, together with other compensation, approached the $1,000,000 limit. Also, since we retain discretion over bonuses under the AIP and the Loan Incentive Plan, those bonuses also will not qualify for the exemption for performance-based compensation. The Compensation Committee intends to provide executive compensation in a manner that will be fully deductible for federal income tax purposes, so long as that objective is consistent with overall business and compensation objectives. However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer’s performance.

While our Preferred Shares are outstanding, we are not permitted to take federal income tax deductions for compensation paid to the senior executive officers in excess of $500,000 per year, subject to certain exceptions.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2007, 2008 and 2009, a summary of the compensation earned by Anthony C. Weagley, A. Richard Abrahamian and our three other most highly compensated executive officers who were employed by us as of December 31, 2009. Mr. Weagley served as our chief financial officer throughout 2007 and through March 2008 and as our chief executive officer since August 23, 2007. Mr. Abrahamian served as our chief financial officer from March 27, 2008 until the effective date of his resignation, which was February 19, 2010. We refer to the executive officers named in this table as the “Named Officers”, we refer to Center Bancorp as “Center” and we refer to Union Center National Bank as “UCNB.”

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Anthony C. Weagley,	2009	250,000	-	-	-	-	19,973	17,802	287,775
President and Chief	2008	225,000	-	25,000	-	-	16,657	16,425	283,082
Executive Officer of Center and UCNB from August 23, 2007 to Present; Vice President and Treasurer of Center and Sr. Vice President and Cashier of UCNB (prior periods) (Mr. Weagley continued to serve as Chief Financial Officer of Center until March 27, 2008 and as Chief Financial Officer of UCNB until February 2008)	2007	195,312	-	-	-	-	16,089	30,495	241,896

A. Richard Abrahamian,	2009	175,100	-	-	-	-	-	8,512	183,612
Vice President, Treasurer	2008	148,750	10,000	-	-	10,200	-	6,300	175,250
and Chief Financial Officer of Center, March 27, 2008 to February 19, 2010; Vice President and Treasurer of Center, February 19, 2008 to March 27, 2008; Senior Vice President and Chief Financial Officer of UCNB, February 19, 2008 to February 19, 2010	2007	-	-	-	-	-	-	-	-

Lori A. Wunder,	2009	132,612	-	-	-	-	14,295	4,515	151,422
Vice President of	2008	128,750	-	-	-	7,725	(732)	4,622	140,365
Center; Senior Vice President of UCNB	2007	125,000	-	-	-	-	15,674	30,540	171,214

Ronald M. Shapiro	2009	165,856	-	-	-	50,908	-	15,113	231,877
Vice President & Senior	2008	132,500	12,500	-	-	29,361	-	6,708	181,069
Lending Officer of Center and Senior Vice President and Senior Lending Officer of UCNB July 1, 2008 to Present; Vice President of UCNB October 15, 2007 to July 1, 2008	2007	22,279	-	-	-	-	-	-	22,279

William J. Boylan	2009	128,925	-	-	-	61,036	-	17,005	206,966
Vice President of Center	2008	125,000	-	-	-	21,750	-	7,825	154,575
July 31, 2008 to Present and Senior Vice President of UCNB January 15, 2008 to Present; Vice President of UCNB December 3, 2007 to January 15, 2008	2007	8,750	20,000	-	-	-	-	-	28,750

Mr. Abrahamian, Mr. Shapiro and Mr. Boylan first joined UCNB on February 19, 2008, October 15, 2007 and December 3, 2007, respectively. Their compensation is shown for all periods when they were employed by Center or UCNB.  Mr. Abrahamian resigned on January 28, 2010. Mr. Weagley and Ms. Wunder were employed by Center and UCNB for all periods covered by the table above; accordingly, the table reflects compensation for Mr. Weagley and Ms. Wunder for all capacities served during such periods.

For us, 2007 was a difficult year.  Accordingly, we did not pay bonuses to any of the Named Officers for performance during 2007 and we did not grant stock awards or stock options to any of the Named Officers during 2007. Furthermore, the Named Officers did not receive any compensation from non-equity incentive plans with respect to performance during 2007. Both 2008 and 2009 were also challenging, given the extraordinary turmoil in the global economy.  Nevertheless, we were profitable, with a substantial portion of our earnings derived from core operations in 2008 and 2009.  As a result, limited bonus compensation was paid during 2008 to the Named Officers.  Any bonuses granted under the AIP or the Loan Incentive Program are shown in the Non-Equity Incentive Plan Compensation column.  (Such amounts were inadvertently included under the 2008 Bonus column in the 2008 proxy statement, but are correctly reflected in the Non-Equity Incentive Plan Compensation column above.)  For a description of the AIP and the Loan Incentive Plan, see “Compensation Discussion and Analysis.”  We also paid sign-on bonuses with respect to certain new members of senior management in 2007 and 2008.  Earnings for 2009 were impacted by significantly lower short-term interest rates, intense competition for deposits in the Company’s marketplace and the continuing volatility in the financial markets.  No bonuses were paid to the Named Officers during 2009 and no amounts were paid to the Named Officers for 2009 under non-equity incentive plans, other than the amounts paid to Mr. Shapiro and Mr. Boylan under the Loan Incentive Plan, which are set forth in the Non-Equity Incentive Plan Compensation column.

In the table above:

•
when we refer to “stock awards,” we are referring to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Pursuant to Mr. Weagley’s employment agreement, he was entitled to receive shares of common stock having a value of $25,000 on December 31, 2009.  As this stock award was actually awarded to Mr. Weagley in January 2010, it is not included in the table above.  Also pursuant to his employment agreement, Mr. Weagley received 3,028 shares of Center Bancorp common stock on December 31, 2008 having a value of $25,000, and this amount is included under the column “Stock Awards” for 2008.  This stock award was fully vested on the grant date;

•
when we refer to an “incentive plan”, we are referring to a plan that provides compensation to incentivize performance over a specified period, whether such performance is measured by reference to our financial performance, our stock price or any other performance measure (including individual performance).  A “non-equity incentive plan” is an incentive plan in which benefits are not valued by reference to FAS 123R.  Our AIP and our Loan Incentive Plan are non-equity incentive plans;

•
when we refer to changes in pension values in column “h” above, we are referring to the aggregate change in the present value of the Named Officer’s accumulated benefit under the Union Center National Bank Pension Plan from the measurement date used for preparing our 2006 year-end financial statements to the measurement date used for preparing our 2007 year-end financial statements (in the case of our 2007 compensation), from the measurement date used for preparing our 2007 year-end financial statements to the measurement date used for preparing our 2008 year-end financial statements (in the case of our 2008 compensation) and from the measurement date used for preparing our 2008 year-end financial statements to the measurement date used for preparing our 2009 year-end financial statements (in the case of our 2009 compensation);

•
the Named Officers did not receive any nonqualified deferred compensation earnings during 2007, 2008 or 2009; when we refer to “nonqualified deferred compensation earnings” in this table, we are referring to above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, such as earnings on a nonqualified defined contribution plan;

•	“all other compensation” includes the following for 2009:

▪
for Mr. Weagley: $10,800 represents expense with respect to an automobile allowance; $6,250 represents matching payments that we made under our 401(k) plan; and $752 represents payment for group term-life insurance;

▪	for Mr. Abrahamian: $7,200 represents expense with respect to an automobile allowance and $1,312 represents payment for group term-life insurance;

▪	for Ms. Wunder: $3,986 represents matching payments that we made under our 401(k) plan and $529 represents payment for group term-life insurance;

▪
for Mr. Shapiro: $7,200 represents expense with respect to an automobile allowance; $6,723 represents matching payments that we made under our 401(k) plan; and $1,190 represents payment for group term-life insurance; and

▪
for Mr. Boylan: $7,200 represents expense with respect to an automobile allowance; $8,645 represents matching payments that we made under our 401(k) plan; and $1,160 represents payment for group term-life insurance.

Grants of Plan-Based Awards

During 2009, our Named Officers did not receive stock awards or stock options.  The amounts under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the threshold (minimum), target and maximum cash amounts that could have been earned by each Named Officer under the Company’s AIP and, for Mr. Shapiro and Mr. Boylan, the Loan Incentive Plan, if specified performance targets had been attained.  As none of the AIP targets were attained, no amounts were paid under the AIP for 2009.  Mr. Shapiro and Mr. Boylan received amounts under the Loan Incentive Plan in 2009.  Those amounts are included in the Summary Compensation Table above.  For a description of the various performance targets, please see the description of the AIP and the Loan Incentive Plan under the Compensation Discussion and Analysis above.

					All other	All other
					Stock	Option
					Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under Non-			Number of	Number of	or Base	Fair Value
		Equity Incentive Plan Awards			Shares of	Securities	Price of	of Stock
	Grant				Stock or	Underlying	Option	and Option
Name	Date	Threshold	Target	Maximum	Units	Options	Awards	Awards
(a)	(b)	($)(c)	($)(d)	($)(e)	(#)(i)	(#)(j)	($/Sh)(k)	($)(l)

Anthony C. Weagley	—	—	75,000	105,000	—	—	—	—

A. Richard Abrahamian	—	—	35,020	49,028	—	—	—	—

Lori A. Wunder	—	—	26,522	37,131	—	—	—	—

Ronald M. Shapiro	—	—	40,000	(1)	—	—	—	—

William J. Boylan	—	—	40,000	(1)	—	—	—	—

(1) The executive officer could also be entitled to a percentage overrun of additional incentive over the target, as outlined in the incentive plan document.

Outstanding Equity Awards at December 31, 2009

The following table sets forth, for each of the Named Officers, information regarding stock options and unvested stock awards outstanding at December 31, 2009.  As indicated in the table, as of that date, all stock options held by the Named Officers were exercisable and all stock awards were vested.

Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Non-Exercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Anthony C. Weagley	4,631 9,595	0 0	8.97 10.64	6/20/2012 10/19/2015	0	0

A. Richard Abrahamian	0	0	-	-	0	0

Lori A. Wunder	4,631 6,519	0	8.97 10.64	6/20/2012 10/19/2015	0	0

Ronald M. Shapiro	0	0	-	-	0	0

William J. Boylan	0	0	-	-	0	0

In the table above, we are disclosing:

•	in column “b”, the number of shares of our common stock underlying unexercised stock options that were exercisable as of December 31, 2009; and

•	in columns “e” and “f”, respectively, the exercise price and expiration date for each stock option that was outstanding as of December 31, 2009.

Options Exercised and Stock Vested

As indicated in the following chart, none of the Named Officers held any stock awards that vested during 2009 and none of the Named Officers, other than Mr. Weagley, exercised any stock options during 2009.  The phrase “value realized on exercise” represents the number of shares of common stock set forth in column (b) multiplied by the difference between the market price of our common stock on the date of exercise and the Named Officer’s exercise price.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Anthony C. Weagley	1,757 1,650 1,730	3,813 3,614 2,612	-	-

A. Richard Abrahamian	-	-	-	-

Lori A. Wunder	-	-	-	-

Ronald M. Shapiro	-	-	-	-

William J. Boylan	-	-	-	-

Pension Benefits

The following table sets forth, for each of the Named Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Officer’s retirement. Those plans are summarized below the following table.  The following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Anthony C. Weagley	Union Center National Bank Pension Plan Trust	23	220,198	—

A. Richard Abrahamian	—	—	—	—

Lori A. Wunder	Union Center National Bank Pension Plan Trust	12	115,536	—

Ronald M. Shapiro	—	—	—	—

William J. Boylan	—	—	—	—

In the table above:

•
we have determined the years of credited service based on the same pension plan measurement date that we used in preparing our audited financial statements for the year ended December 31, 2009; we refer to that date as the “Plan Measurement Date”;

•
when we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the Named Officer’s accumulated benefits under our pension plans, calculated as of the Plan Measurement Date;

•	the present value of accumulated benefits shown in the table above have been determined using the assumptions set forth in our audited financial statements for the year ended December 31, 2009; and

•	column “e” refers to the dollar amount of payments and benefits, if any, actually paid or otherwise provided to the Named Officer during 2009 under our pension plans.

The Union Center National Bank Pension Trust - which we refer to as the “Pension Plan” - is intended to be a tax-qualified defined benefit plan under Section 401(a) of the Internal Revenue Code.  The Pension Plan, which has been in effect since March 15, 1950, generally covers employees of Union Center National Bank and Center Bancorp who have attained age 21 and completed one year of service.  The normal retirement (age 65) pension payable under the Pension Plan is generally equal to 44% of a participant’s highest average compensation over a 5-year period.  Compensation means a participant’s W-2 wages, increased by certain reductions such as 401(k) contributions.  The normal retirement benefit is proportionately reduced if a participant has less than 25 years of service at age 65.  None of our Named Officers was eligible to retire with a normal retirement pension as of December 31, 2009.

A participant may retire before or after age 65. A participant will qualify for immediate commencement of an early retirement pension if he or she retires after attaining age 60 and completing at least six years of service. A participant who completes five years of service is entitled to a vested pension commencing at normal retirement age or after meeting the early retirement requirements. Early retirement and vested pension benefits are calculated in the same manner as a normal retirement pension, but are multiplied by a fraction the numerator of which is the participant’s years of service and the denominator of which is the number of years of service the participant would have accumulated through normal retirement. Benefits payable prior to normal retirement are also subject to adjustment for actuarial equivalence, using age and interest factors specified by the Pension Plan. Based upon their ages and years of service, none of our Named Officers is currently eligible for an early retirement pension under the Pension Plan.

Pension Plan benefits are generally payable in the form of a life annuity or a joint and survivor annuity.  However, a participant may elect to receive his or her pension in a lump sum.  All forms of benefit are actuarially equivalent to a single life annuity form.

Nonqualified Deferred Compensation

The Union Center National Bank Deferred Compensation Plan for Senior Executives and Directors was terminated in 2008.

Stock Option Plans

We currently maintain the 2009 Equity Incentive Plan, under which our Compensation Committee may grant “incentive stock options” as defined under the Internal Revenue Code, non-qualified stock options, restricted stock awards and restricted stock unit awards to employees, including officers, and consultants. We previously maintained our 1999 Employee Stock Incentive Plan and our 1993 Employee Stock Option Plan, both of which have expired. No additional grants may be made under those plans. We adopted all of these plans in order to attract and retain qualified officers and employees and, with respect to the 2009 Equity Incentive Plan, consultants. Under the 1999 Employee Stock Incentive Plan, our Compensation Committee was able to grant incentive stock options, non-qualified stock options and restricted stock awards to our employees, including our officers. Under the 1993 Employee Stock Option Plan, our Compensation Committee was able to grant incentive stock options and non-qualified stock options to our officers and employees.

A total of 400,000 shares of common stock were authorized for issuance under the 2009 Equity Incentive Plan. All of these 400,000 shares were available for future grants as of January 1, 2010. As of December 31, 2009, we had 165 employees, all of whom are eligible to participate in the 2009 Equity Incentive Plan. Future grants under the 2009 Equity Incentive Plan have not yet been determined. No option will be exercisable more than ten years from the date of grant and no option or other award may be granted after March 26, 2019 under our 2009 Equity Incentive Plan.

We initially had 435,153 shares of our common stock authorized for issuance under the 1999 Employee Stock Incentive Plan (as adjusted for stock splits and stock dividends) and we initially had 633,194 shares authorized for issuance under the 1993 Employee Stock Option Plan (as adjusted for stock splits and stock dividends).

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our 2009 Equity Incentive Plan, 1999 Employee Stock Incentive Plan, 1993 Employee Stock Option Plan, 1993 Outside Director Stock Option Plan and 2003 Non-Employee Director Stock Option Plan as of December 31, 2009. These plans were our only equity compensation plans in existence as of December 31, 2009. As of December 31, 2009, awards could only be granted under the 2009 Equity Incentive Plan and 2003 Non-Employee Director Stock Option Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Shareholders	192,002	7.67 – 15.73	1,079,622
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	192,002	7.67 – 15.73	1,079,622

Employment Agreements

Anthony Weagley

Anthony Weagley, our current chief executive officer, entered into an amended and restated employment agreement dated April 15, 2008. The agreement provided for a term that expired on December 31, 2009, without any renewal. However, if a Change in Control Event (as defined) occurred during the term of the agreement, the agreement would automatically extend for a period of three years after that event. The agreement provided for a salary of $225,000 per year, the issuance of $25,000 of stock on December 31, 2008 and 2009, participation in our AIP, a car allowance and health and life insurance and benefits under our 401(k) Plan. In the event that Mr. Weagley had been terminated without “Cause” or he terminated with “Good Reason” (each as defined by the agreement), he would be entitled to receive (a) a lump sum severance payment equal to three (3) times the sum of (i) his annual base salary as in effect immediately prior to the termination, (ii) the largest annual cash bonus he ever received or receives from us (the “Weagley Largest Bonus”), (iii) the amount recorded on his W-2 (for the calendar year preceding the calendar year in which the termination occurs) that is attributable to fringe benefits provided to him by us, and (iv) the maximum matching contribution that could have been made under our 401(k) plan if he had remained employed by us for an additional year following the date of termination; (b) a lump sum payment equal to the excess, if any, of (x) the lump sum present value of the benefit that Mr. Weagley would have been entitled to receive under our tax-qualified defined benefit pension plan (the “Pension Plan”) had he continued to be employed by us for an additional three year period following the termination (assuming that he continued during such period to receive a salary equal to the salary in effect on the date of termination and an annual incentive bonus equal to the Weagley Largest Bonus), over (y) the lump sum present value of the benefit that Mr. Weagley is entitled to receive under the Pension Plan as of the date of his termination of employment; (c) in certain circumstances, COBRA coverage for eighteen months; (d) continued life insurance coverage for three years, and (e) acceleration of all unvested stock options. Substantially all of the payments and benefits were conditioned upon Mr. Weagley’s execution, delivery and non-revocation of a general release in favor of Center Bancorp and related parties. As indicated above, the agreement terminated on December 31, 2009.

Lori Wunder

Lori A. Wunder entered into an employment agreement with us that, as amended and restated as of January 1, 2007, provided for an initial term that expired on December 31, 2009 and contained a renewal provision that, in effect, assured her of at least two years’ notice of termination in the absence of a Change in Control Event (as defined) and three years’ notice of termination in connection with a Change in Control Event. On December 3, 2007, Ms. Wunder agreed to amendments to her employment agreements which provide for a term that expired on December 31, 2009, without any renewal. However, if a Change in Control Event (as defined in her agreement) had occurred during the term of the agreement, the agreement would automatically extend for a period of three years after that event.

Under the December 3, 2007 amendment, effective from January 1, 2008, the Company was obligated to provide Ms. Wunder with an automobile expense reimbursement of forty-four cents per mile based on a daily mileage log for Bank business, but was no longer obligated to provide Ms. Wunder with an automobile as had been required prior to such amendment. Title to the automobile then being driven by and in the possession of Ms. Wunder was transferred from the Bank to Ms Wunder without additional payment by her. The amended employment agreement required the Company to provide Ms. Wunder with life insurance, short and long-term disability insurance health insurance, pension benefits and benefits under the Bank’s 401(k) Plan to the extent that such benefits were provided on December 3, 2007, together with any benefit enhancements that may be added to such plans in the future. The monetary amount of such benefits received by each employee will be in accordance with the terms and conditions of such plans.

The agreement provided that if the employment of Ms. Wunder were terminated without “Cause” or she terminated with “Good Reason” (each as defined by the agreement) during the term, she would receive a lump sum payment equal to two times (three times if the termination was in connection with a Change in Control Event) the sum of the annual rate of salary that she was receiving at the time of termination and the largest bonus she ever received from the Company under the AIP.  In addition, she would receive a lump sum payment equal to the difference between the amount of benefits, if any, that she would have accrued under our Pension Plan, as well as the amount of additional contributions that we would have made on her behalf under our 401(k) Plan, had her employment continued for a period of two additional years (three years if the termination was in connection with a Change in Control Event).  Further, any unvested stock options held by Ms. Wunder would become fully vested and the Company would continue health, life and long-term care insurance coverage for her for an additional two years (or three years if the termination was in connection with a Change in Control Event.  As indicated above, the agreement with Ms. Wunder terminated on December 31, 2009.

Richard Abrahamian and Ronald M. Shapiro

We entered into a change in control agreement, dated February 19, 2008, with Richard Abrahamian, our former chief financial officer, who resigned from the Company on January 28, 2010. The agreement provided that it would terminate on February 19, 2010, and was not subject to automatic renewal thereafter. However, if a “Change in Control Event” had occurred at any time prior to February 19, 2010, then the term of the change in control agreement would automatically be extended for a period of one year from the date of such Change in Control Event.

On November 21, 2008, we entered into a change in control agreement with Ronald Shapiro, our chief lending officer. The agreement will terminate on July 14, 2010 and is not subject to automatic renewal thereafter. However, if a “Change in Control Event” occurs at any time prior to July 14, 2010, then the term of the change in control agreement will automatically be extended for a period of one year from the date of such Change in Control Event.

The change in control agreements permitted Mr. Abrahamian and permits Mr. Shapiro to resign within 180 days after the occurrence of a Change in Control Event (as defined).  Upon termination of employment by such Named Officer for “Good Reason” (as defined) with respect to a Change in Control Event that occurs during the term of the agreement or upon termination of such Named Officer’s employment by us without “Cause” (as defined) within one year after a Change in Control Event, such Named Officer is entitled to: (a) a lump sum severance payment equal to three (3) times the sum of (i) his annual base salary as in effect immediately prior to the termination, (ii) the largest annual cash bonus he ever received or receives from us (the “Largest Bonus”), (iii) the amount recorded on his W-2 (for the calendar year preceding the calendar year in which the termination occurs) that is attributable to fringe benefits provided to him by us, and (iv) the maximum matching contribution that could have been made under our 401(k) plan if he had remained employed by us for an additional year following the date of termination; (b) a lump sum payment equal to the excess, if any, of (x) the lump sum present value of the benefit that such Named Officer would have been entitled to receive under our Pension Plan had he continued to be employed by us for an additional three year period following the termination (assuming that he continued during such period to receive a salary equal to the salary in effect on the date of termination and an annual incentive bonus equal to the Largest Bonus), over (y) the lump sum present value of the benefit that such Named Officer is entitled to receive under the Pension Plan as of the date of his termination of employment; (c) in certain circumstances, COBRA coverage for eighteen months; (d) continued life insurance coverage for three years, and (e) acceleration of all unvested stock options.  Substantially all of the payments and benefits are conditioned upon such Named Officer’s execution, delivery and non-revocation of a general release in favor of Center Bancorp and related parties.  The agreement with Mr. Abrahamian has terminated.

General

The employment agreement for Ms. Wunder contained a “gross up” provision which provided for additional payments in the event that any amounts payable or benefits provided to her pursuant to her employment agreement were subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. The agreements for Messrs. Weagley and Abrahamian provided, and for Mr. Shapiro, provides for a reduction in benefits if necessary to assure that the compensation payable thereunder is not subject to such excise taxes.

Had Mr. Weagley, Mr. Abrahamian, Ms. Wunder or Mr. Shapiro been involuntarily terminated as of December 31, 2009 in connection with a Change in Control Event, the approximate amounts that Mr. Weagley and Ms. Wunder would have been entitled to receive under their respective employment agreements, and the approximate amounts that Mr. Abrahamian and Mr. Shapiro would have been entitled to receive under their respective change in control agreements, based upon their compensation for 2009 and disregarding any restrictions on severance payments applicable while we remain a participant in the TARP Capital Purchase Program, are: for Mr. Weagley: $963,940; for Ms. Wunder: $515,807; for Mr. Abrahamian: $619,855; and for Mr. Shapiro: $683,782. Mr. Weagley also would have been entitled to the same approximate amount had his employment been involuntarily terminated as of December 31, 2009 other than in connection with a Change in Control Event. Had Ms. Wunder been involuntarily terminated as of December 31, 2009 other than in connection with a Change in Control Event, the estimated amount that she would have been entitled to, based upon her compensation for 2009, is $351,209. Had Mr. Abrahamian or Mr. Shapiro been involuntarily terminated as of December 31, 2009 other than in connection with a Change in Control Event, they would not have been entitled to severance and other separation benefits under their respective change in control agreements.

Compensation of Directors

The following table sets forth certain information regarding the compensation we paid to our directors during 2009. None of our directors received compensation under any non-equity incentive plan during 2009. The Union Center National Bank Directors’ Retirement Plan and the Union Center National Bank Deferred Compensation Plan for Senior Executives and Directors were both terminated in 2008. Mr. Barth served as a director until his retirement on May 27, 2009. Ms. Curtis served as a director until her retirement on March 24, 2010. Ms. Klein is not included in the following table since she was appointed to the Board on March 25, 2010.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Hugo Barth, III	6,533	-	5,151	-	-	11,684
Alexander Bol	40,400	-	5,151	-	-	45,551
Brenda Curtis	19,300	-	5,151	-	-	24,451
John DeLaney	19,300	-	5,151	-	-	24,451
James J. Kennedy	23,650	-	5,151	-	-	28,801
Howard Kent	28,850	-	5,151	-	-	34,001
Elliot I. Kramer	21,250	-	5,151	-	-	26,401
Nicholas Minoia	24,100	-	5,151	-	-	29,251
Harold Schechter	21,100	-	5,151	-	-	26,251
Lawrence Seidman	27,650	-	5,151	-	-	32,801
William Thompson	24,400	-	5,151	-	-	29,551
Raymond Vanaria	29,500	-	5,151	-	-	34,651

In the table above:

•
when we refer to “Fees Earned or Paid in Cash” in column “b”, we are referring to all cash fees that we paid or were accrued in 2009, including annual retainer fees, committee and /or chairmanship fees and meeting fees;

•	when we refer to “stock awards” or “option awards”, we are referring to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718;

•
the grant date fair value for each of the option awards made to our directors during 2009 was $1.48 per share; an option covering 3,473 shares of common stock was granted to each non-employee director on March 1, 2009; the options vest in 25% increments, beginning one year after the grant date;

•
the aggregate number of option awards outstanding for each director at December 31, 2009 were for Mr. Bol, 16,456 shares; Ms. Curtis, 20,673 shares; Mr. DeLaney, 10,419 shares; Mr. Kennedy, 60,563 shares; Mr. Kent, 3,473 shares; Mr. Kramer, 3,473 shares; Mr. Minoia, 0 shares; Mr. Schechter, 6,946 shares;  Mr. Seidman, 6,946 shares; Mr. Thompson, 14,761 shares; and Mr. Vanaria, 6,946 shares;

•
when we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of each director’s accumulated benefit under all defined benefit and actuarial plans from the measurement date used for preparing our 2008 year-end financial statements to the measurement date used for preparing our 2009 year-end financial statements; and

•	the directors did not receive any Nonqualified Deferred Compensation Earnings during 2009.

The table above does not include fees paid during 2009 to Mr. Bol’s architectural firm (less than $40,000 during 2009), Mr. DeLaney’s law firm (less than $2,500 during 2009) or entities owned by Mr. Minoia.  See “Compensation Committee Interlocks and Insider Participation.”

1993 Outside Director Stock Option Plan

Our 1993 Outside Director Stock Option Plan was adopted in order to attract and retain qualified directors. Pursuant to our 1993 Outside Director Stock Option Plan, each non-employee member of our Board received a one-time stock option covering 36,181 shares of our common stock (as adjusted for stock splits and stock dividends).  These options become exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Such options may not be exercised more than ten years after their date of grant.  No options were permitted to be granted under our 1993 Outside Director Stock Option Plan after November 17, 2003.

We initially had 569,876 shares of our common stock authorized for issuance under our 1993 Outside Director Stock Option Plan (as adjusted for stock splits and stock dividends).

2003 Non-Employee Director Stock Option Plan

Our 2003 Non-Employee Director Stock Option Plan was adopted in order to attract and retain qualified directors.  Our 2003 Non-Employee Director Stock Option Plan initially provided that on June 1 of each year, directors who served continuously on our Board during the twelve months immediately preceding such date and who were not employed by us or any of our subsidiaries during that twelve month period would be granted a stock option covering 3,000 shares of common stock.  These options vest over a four year period, subject to acceleration in certain instances.  For an eligible director who remained on our Board for the periods listed below, the operation of the 2003 Non-Employee Director Stock Option Plan as initially adopted would be as follows:

Date	Effect

June 1, 2004	An option covering 3,000 shares is granted; we will refer to this option as “Option A”; no shares are purchasable under Option A.

June 1, 2005	An option covering 3,000 shares is granted; we will refer to this option as “Option B”); 750 shares are purchasable under Option A; and no shares are purchasable under Option B.

June 1, 2006
An option covering  3,000 shares is granted; we will refer to this option as “Option  C”; 1,500 shares are purchasable under Option A; 750 shares are purchasable under  Option B; and no shares are purchasable under Option C.

June 1, 2007
An option covering  3,000 shares is granted;  we will refer to this option as “Option  D”; 2,250 shares are purchasable under Option A; 1,500 shares are purchasable  under Option B; 750 shares are purchasable under Option C; and no shares are  purchasable under Option D.

During 2004, 2005, 2006 and 2007, after giving effect to stock splits and stock dividends, we granted options covering 3,308, 3,473, 3,473 and 3,473 shares, respectively, to each non-employee member of our Board pursuant to our 2003 Non-Employee Director Stock Option Plan.

On February 28, 2008, our Board adopted amendments to the 2003 Non-Employee Director Stock Option Plan providing that options covering 3,473 shares would be granted on March 1 of each year, commencing March 1, 2008, to directors who served continuously on our Board during the six months immediately preceding such date and who were not employed by us or any of our subsidiaries during that six month period. No changes were made to the vesting provisions of the 2003 Non-Employee Director Stock Option Plan.

All of the options granted in 2004 and 2005 are fully exercisable, three quarters of the options granted in 2006, one half of the options granted in 2007, one half of the options granted in 2008 and one quarter of the options granted in 2009 are exercisable on or before April 1, 2010. We initially had 551,250 shares of our common stock authorized for issuance under our 2003 Non-Employee Director Stock Option Plan (as adjusted for stock splits and stock dividends) and 452,874 shares remained available for grant as of January 1, 2010.

There are no fees paid to any director of Center Bancorp for any meeting of the Center Bancorp Board of Directors. The chairman of the Audit Committee and the chairman of the Compensation Committee receive $500 for each committee meeting attended.  Members of the Audit Committee and the Compensation Committee receive $300 for each committee meeting attended. Alexander A. Bol, Chairman of the Board of Union Center National Bank, receives a $15,000 annual retainer and $900 for each meeting of Union Center National Bank’s Board that he attends.  All other directors of Union Center National Bank who are not officers of that Bank receive a $7,000 annual retainer and $900 for each meeting of the Union Center National Bank Board that they attend.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Alexander A. Bol, John J. DeLaney, Jr., Phyllis S. Klein (since March 25, 2010), Lawrence B. Seidman and William A. Thompson. Of the persons named, only Mr. Bol has served as an officer and/or employee of Center Bancorp or Union Center National Bank.  Brenda Curtis, who served as a director until her resignation on March 24, 2010, also served on the Compensation Committee during 2009.  Mr. Weagley participates in determinations regarding compensation of all employees other than himself.

During 2009, the Company paid various entities in which Mr. Minoia, a director of Center Bancorp and Union Center National Bank, is a principal, an amount of approximately $449,766 for contracting work performed at one of the Bank’s branches, rental income for one of the Bank’s branch locations and in connection with general contracting work on an OREO property.

Certain of our directors and officers and their associates have had loan transactions with Union Center National Bank in the ordinary course of business during 2009. All such transactions with these directors and officers and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for comparable persons not related to us or Union Center National Bank and did not involve more than a normal risk of collectability or present other unfavorable features.

Policies and Procedures Concerning Related Party Transactions

The Audit Committee of the Board of Directors has adopted written procedures governing related party transactions.  The procedures include the following:

•	all related party transactions that have been previously approved by the full Board of Directors will not be included in the transactions that are approved by the Audit Committee;

•	any single related party transaction up to $10,000 is automatically deemed to be pre-approved by the Audit Committee;

•
the Chairman of the Audit Committee is authorized to approve, prior to payment, related party transactions over $10,000 but not exceeding $50,000, and may override any previously approved transaction; and

•	related party transactions over $50,000 must be approved, prior to payment, by a majority of the members of the Audit Committee.

For additional procedures, see the Audit Committee Charter attached to this Proxy Statement as Annex B.  The Audit Committee reviews related party transactions at least on a monthly basis.  By “related party transaction,” we mean a transaction between the Company or any of its subsidiaries, on the one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above.  Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

In addition, in accordance with U.S. Treasury regulations applicable to participants in the TARP Capital Purchase Program, the Compensation Committee of Center Bancorp’s Board of Directors certifies that:

(1)
It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Center Bancorp.

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks that the plans pose to Center Bancorp.

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage manipulation of reported earnings of Center Bancorp to enhance the compensation of any employee.

During the period after September 14, 2009, the Compensation Committee has at least every six months reviewed (i) with the Company’s Senior Risk Officer compensation plans to ensure that the senior executive officer compensation  plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, (ii) with the Company’s Senior Risk Officer, the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company, and (iii) the Company’s employee compensation plans to eliminate any features of the these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

As required under Treasury’s initial interim final rule related to the TARP executive compensation limitations issued in October 2008, the Company’s Senior Risk Officer in May 2009 reviewed with the Committee, at the direction of the Company’s primary federal regulator, the Company’s executive incentive compensation plans to ensure that the Company’s executive officers were not encouraged to take unnecessary and excessive risks that could threaten the value of the Company. As required by the June 2009 interim final rule, the Committee engaged in December 2009, with the assistance of the Company’s Senior Risk Officer, in a broader review that included all of the Company’s incentive compensation plans for all employees. This latter review included discussion, evaluation and review of the plans applicable to the Company’s senior executive officers and other eligible officers to ensure that such plans do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; discussion, evaluation and review of all employee plans in light of the risks posed to the Company by such plans and how to limit such risks (including ensuring the plans do not encourage behavior focused on short-term results rather than long-term value creation); and discussion, evaluation and review of all employee plans to ensure the plans do not encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees.

In meeting with the Company’s Senior Risk Officer and other members of executive management, the Committee identified the Company’s senior executive officer compensation plans. For 2009, these plans were the Achievement Incentive Plan (“AIP”) and the Loan Incentive Plan. The Committee also reviewed the Company’s other non-senior executive officer compensation plan, the 2009 Branch Management Incentive Compensation Program.

The Committee’s review of the Company’s AIP concluded with a determination by the Committee that the plan did not encourage unnecessary and excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. The AIP contained a soundness threshold that conditions any incentive payments to any plan participants on attaining very specific quantifiable goals verified by the CEO and Board of Directors. The review concluded that the exclusion of the CEO, due to TARP limitations, who must approve all awards under the Plan, provided a significant restraint to actions resulting in inappropriately higher risk to the Company. Furthermore, the plan limits the maximum amount of payout and participant inclusion in the Plan is determined annually and inclusion in one year does not guarantee inclusion in subsequent years, thus further limiting the risk to the Company. In connection with the review in December 2009, it was noted that the Company’s chief executive officer was subject to the cash bonus prohibition for the TARP period, and thus not eligible to participate in the AIP. The December 2009 review recommended consideration of certain changes, including a minimum Company profitability requirement. The review also concluded that consideration be given to adopting a pooled incentive derived from the financial statements, which would allow for better peer comparisons. These recommendations will be considered for adoption in any future plans.  In light of the Company’s 2009 performance, the Compensation Committee and our Board of Director’s determined that no AIP awards for 2009 would be granted to any of the SEOs participating in the AIP due to overall Company performance falling short of budget expectations.

The review of the Company’s Loan Incentive Plan, which was modified during 2009 to incorporate additional risk mitigators, concluded with a determination by the Committee that the plan did not encourage unnecessary or excessive risks that threatened the value of the Company or that encouraged the manipulation of the Company’s earnings to enhance the compensation of any of the Company’s loan officers. During 2009, the Company required participants to be in good standing and prohibited awards based on transactions approved solely under the officer’s authority.  Additionally, the plan requires that awards will be eligible only for loans that meet safety and soundness underwriting standards. Incentive awards earned under the plan may be adjusted based on current and historical credit quality results as measured by actual delinquency levels. Unacceptable performance in subsequent periods allows the Company to recover (“clawback”) previously paid awards. The Company believes that there are adequate controls and clawback provisions embedded within the plan to mitigate the risk associated with the plan. Officers that participate in the Loan Incentive Plan do not participate in the AIP. The December 2009 review recommended incorporating a deferral feature to allow for the evaluation of the time horizon associated with realizing the impact of loans generated in the current period.

After its review of these incentive compensation arrangements, the Committee was able to conclude that none of these arrangements encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees.

Alexander A. Bol
John J. DeLaney
Phyllis S. Klein
Lawrence B. Seidman
William A. Thompson

Other Compensation Committee Matters

Charter.  Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the current Compensation Committee charter is attached to this proxy statement as Annex A; the charter is not presently included on our Web site.

Authority, Processes and Procedures.   Our Compensation Committee is responsible for administering our equity compensation plans, for establishing the compensation of our president and chief executive officer and for recommending to the Board the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our employees in general.  While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff members, as well as outside compensation consultants, regarding issues relevant to determinations made by the Compensation Committee. Mr. Weagley participates in Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation.

Consultants.  Our Compensation Committee is entitled to engage compensation consultants to assist it in carrying out its duties.  The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee currently engages Meyer Chatfield Compensation Advisors (“MCCA”) as its outside consultant. Under the terms of this engagement, MCCA is required to obtain the prior approval of the Compensation Committee before MCCA performs any non-executive compensation related services to the Company. MCCA will report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Committee. The Compensation Committee determines whether MCCA's advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps MCCA  takes to ensure that its executive compensation consulting services are objective. The Compensation Committee believes that MCCA provides the Compensation Committee with objective advice in its role as outside compensation consultant. The Compensation Committee takes into consideration that:

•	The Compensation Committee directly hired and has the authority to terminate MCCA's engagement;

•	The Compensation Committee solely determined the terms and conditions of MCCA's engagement, including the fees charged;

•	The MCCA consultant is engaged by and reports directly to the Compensation Committee;

•	The MCCA consultant has direct access to members of the Compensation Committee during and between meetings;

•	MCCA does not provide any other services to the Bank, it’s directors or executives; and

•
Interactions between the MCCA consultant and management generally are limited to discussions on behalf of the Compensation Committee and information presented to the Compensation Committee for approval.

MCCA provided the Compensation Committee with information, analyses and recommendations related to compensation of the top executives of the Company, an analysis of the Company’s incentive plans to identify risk and other services related to executive compensation as directed by the Compensation Committee

Audit Committee Matters

Charter.  Our Board of Directors has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Board of Directors has defined the duties of its Audit Committee in a charter.  A copy of the current Audit Committee charter is attached to this proxy statement as Annex B; the charter is not presently included on our Web site.

Independence of Audit Committee Members.  Our common stock is listed on the Nasdaq Global Select Market and Center Bancorp is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Financial Expert. Our Board of Directors has determined that one of the members of the Audit Committee, Raymond Vanaria, constitutes an “audit committee financial expert”, as such term is defined by the SEC. As noted above, Mr. Vanaria - as well as the other members of the Audit Committee - has been determined to be “independent”.

Audit Committee  Report.  In connection with the preparation and filing of Center Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009:

(1)	the Audit Committee reviewed and discussed the audited financial statements with our management;

(2)	the Audit Committee discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended;

(3)
the Audit Committee received and reviewed the written disclosures and the letter from our independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with our independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4)
based on the review and discussions referred to above,  the Audit Committee recommended to our Board that the audited financial  statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

By: The Audit Committee of the Board of Directors

James J. Kennedy
Howard Kent
Elliot Kramer
Harold Schechter
William Thompson
Raymond Vanaria

Accounting Fees and Other Accounting Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our principal independent accountant is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

Audit Fees.  Audit fees billed or expected to be billed to us by our principal independent accountant for the audit of the financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2008 and 2009, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q during 2008 and 2009, totaled $238,321 and $242,959, respectively.

Audit-Related Fees.  A total of $30,887 and $38,029 in audit-related fees was billed for fiscal years 2008 and 2009, respectively. Such services are defined as services which are reasonably related to the performance of the audit or review of our financial statements but are not reported under the immediately preceding paragraph.

Tax Fees.  We were billed an aggregate of $15,387 and $25,152 by our principal independent accountant for the fiscal years ended December 31, 2008 and 2009, respectively, for tax services, principally representing advice regarding the preparation of income tax returns.

All Other Fees.  We were billed $0 and $0 by our principal independent accountant for the fiscal years ended December 31, 2008 and 2009, respectively, for all services not covered in the immediately three preceding paragraphs.

Other  Matters.  The Audit Committee has determined that the provision of all services provided by our principal independent accountant during the years ended December 31, 2008 and December 31, 2009 is compatible with maintaining the independence of our principal independent accountant.

Nominating Committee Matters

Independence of Nominating Committee Members.  All members of the Nominating Committee of our Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders.  The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to our corporate Secretary at the principal executive offices of Center Bancorp not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications.  The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation, in one or more of the communities serviced by Center Bancorp and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a bank holding company; and

•
must have experience, either as a member of the board of directors of another public or private company or in another capacity that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board.  Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders.  The Nominating Committee’s charter provides that there will be no differences in the manner in which the nominating committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	if requested, a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations.  In connection with the 2010 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of our common stock for at least one year.

Charter.  Our Board of Directors has defined the duties of its Nominating Committee in a charter. A copy of the current Nominating Committee charter is attached to this proxy statement as Annex C; the charter is not presently included on our Web site.

Code of Ethics

We are required to disclose whether we have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  We have adopted such a code of ethics and have posted a copy of the code on our internet website at the internet address:  http://www.ucnb.com.  Copies of the code may be obtained free of charge from our website at the above internet address.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons holding more than 10% of a registered class of the equity securities of Center Bancorp to file with the SEC and to provide us with initial reports of ownership, reports of changes in ownership and annual reports of ownership of our common stock and other equity securities. As a result of the adoption of the Sarbanes-Oxley Act of 2002, the reporting obligations with respect to certain transactions were accelerated to 48 business hours after the transaction. Based solely upon a review of such reports furnished to us, we believe that all such Section 16(a) reports were timely filed with respect to the year ended December 31, 2009, except that director Alexander A. Bol in September 2009 inadvertently reported two stock purchases one day late and three days late, respectively, director Lawrence Seidman inadvertently reported seven stock purchases from one to four days late, James Kenney reported a purchase in the Company’s rights offering 90 days late, all other directors reported purchases in the rights offering seven days late in October 2009 as a result of delays in the process of allocating shares in the rights offering and all directors inadvertently reported 30 days late stock options granted to them in March 2009.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
PARENTEBEARD LLC AS THE COMPANY’S
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Action will be taken at the Annual Meeting to ratify the selection of ParenteBeard LLC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.  ParenteBeard LLC was created when two accounting firms, Parente Randolph and Beard Miller Company, combined on October 1, 2009.  Beard Miller Company had served as the Company’s independent auditors since May 5, 2006.  The Company has been advised by ParenteBeard LLC that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company.  We are asking our shareholders to ratify the selection of ParenteBeard LLC as our independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board considers the selection of the independent registered accounting firm to be an important matter of shareholder concern and is submitting the selection of ParenteBeard LLC to our shareholders for ratification as a matter of good corporate practice.

Approval of the ratification of ParenteBeard LLC as the Company’s independent registered public accounting firm for 2010 will require the affirmative vote of a majority of the votes cast at the Annual Meeting.  Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the outcome of the voting.

Representatives of ParenteBeard LLC are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

On February 17, 2009, the Stimulus Act was signed into law.  The Stimulus Act contains a requirement that those financial institutions, like the Company, which have sold preferred stock and issued warrants to the Treasury under the TARP Capital Purchase Program, permit a separate and non-binding shareholder vote to approve the compensation of the financial institution’s executive officers. New SEC proxy rules require participants in the TARP Capital Purchase Program to submit to shareholders annually for their approval the executive compensation arrangements as described in the Compensation Discussion and Analysis and the tabular disclosures regarding Named Officer compensation (together with the accompanying narrative disclosure) in their proxy statements.

Executive Compensation

We believe that our compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders.  In light of the Company’s 2009 performance the Compensation Committee and our Board determined that no AIP awards would be granted to our chief executive officer or to any of the other Named Officers with respect to 2009 performance.  Mr. Shapiro and Mr. Boylan received awards under the Loan Incentive Plan.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

As required by the Stimulus Act and the SEC rules, the Board of Directors has authorized a non-binding shareholder vote on the compensation of the Company’s executives as disclosed herein (which disclosure includes the Compensation Disclosure and Analysis, the compensation tables and all related disclosures). This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the compensation paid to the Company’s executives through the following resolution:

“Resolved, that the shareholders of Center Bancorp, Inc. approve the compensation of the Company’s executives, as described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders.”

Vote Required; Effect

Approval of the compensation of the Company’s executives will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether such compensation is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

A PROPOSAL TO AUTHORIZE AND APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 20,000,000 TO 25,000,000 AND THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 25,000,000 TO 30,000,000.

We are asking you to approve a proposal to amend the Company’s Restated Certificate of Incorporation to authorize the Company to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000 and to increase the total number of authorized shares of capital stock from 25,000,000 to 30,000,000.  The Board of Directors unanimously has approved the proposed amendment, and believes such action to be in the best interests of the Company and its shareholders for the reasons set forth below.  The Company’s current Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of capital stock, divided into 20,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.  As of December 31, 2009, there were 14,572,029 shares of common stock and 10,000 shares of preferred stock ($1,000 liquidation preference) issued and outstanding.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the shares of common stock currently outstanding. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting power of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Department of the Treasury of the State of New Jersey. It is anticipated that the appropriate filing to effect the increase in authorized share capital will be made as soon as practicable following approval of this proposal. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Annex D to this proxy statement.

If this proposed amendment to our Restated Certificate of Incorporation is adopted, the additional authorized shares of common stock will be available for issuance at the discretion of the Board for any corporate purpose, including, among other things, stock splits, stock dividends, redemption and exchanges, public or private stock offerings or acquisitions, without further action by the shareholders, except as may be required by applicable laws or regulations, or the rules of NASDAQ. If this proposed amendment is approved by shareholders all shares authorized by the amendment will be available for issuance.  Although we do not have any specific commitments for the issuance of the additional shares of capital stock for which authorization is solicited, our Board believes that it would be desirable for the shareholders to authorize such additional shares at this time so the Company is prepared to meet possible future needs for such shares without delay.

Approval of Proposal 4 will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the outcome of the voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

INDEPENDENT PUBLIC AUDITORS

The Audit Committee of our Board of Directors has appointed ParenteBeard LLC to perform the function of independent public auditors for the year ending December 31, 2010.  See Proposal 2.  Representatives of ParenteBeard LLC are expected to attend our annual meeting and will be available to respond to appropriate questions of shareholders.  Such representatives will have an opportunity to make a statement at the annual meeting if they so desire.

SHAREHOLDER MATTERS

If a shareholder intends to present a proposal at our 2011 Annual Meeting of shareholders, the proposal must be received by us at our principal executive offices not later than December 17, 2010 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by March 2, 2011 in order for the proposal to be considered at our 2011 annual meeting of shareholders (but not included in the proxy statement or form of proxy for such meeting).  Any shareholder proposal which is received after those dates or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting.  For a description of procedures for nominations to be submitted by shareholders, see “Nominating Committee Matters.”

Our Board has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Chairman of the Board of Center Bancorp and should be sent to such individual c/o Center Bancorp, Inc., 2455 Morris Avenue, Union, New Jersey 07083. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by our Board, upon the Chairman’s receipt of such a communication, our corporate Secretary will send a copy of such communication to each member of our Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of our Board held more than two days after such communication has been distributed, our Board will consider the substance of any such communication.

Our Board members are encouraged, but not required by any specific Board policy, to attend Center Bancorp’s annual meeting of shareholders. All of the then current members of our Board attended our 2009 annual meeting of shareholders.

OTHER MATTERS

Our Board is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

A copy of the Annual Report of Center Bancorp and Union Center National Bank for the year ended  December  31,  2009 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 (EXCLUDING EXHIBITS) WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO JOSEPH GANGEMI, INVESTOR RELATIONS OFFICER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

By Order of the Board of Directors

Anthony C. Weagley
President and Chief Executive Officer
Dated: May 13, 2010

Annex A

CHARTER OF THE COMPENSATION COMMITTEE

The Compensation Committee is appointed by the Board of Directors of Center Bancorp, Inc. (the “Board”) to assist the Board in fulfilling its responsibilities with respect to the compensation of the officers and employees of Center Bancorp, Inc. and its subsidiaries (collectively, the “Company”). The Compensation Committee’s duties and responsibilities are to:

•	administer the employee benefit plans of the Company designated for such administration by the Board;

•	establish the compensation of the Company’s Chief Executive Officer and President (subject to the terms of any existing employment agreement);

•
with input from the Company’s Chief Executive Officer and President, establish or recommend to the Board the compensation of the Company’s other executive officers (subject to the terms of any existing employment agreement); and

•	monitor the Company’s overall compensation policies and employment benefit plans.

•	the Committee is also responsible for identifying, mitigating and eliminating unnecessary risk in the Company's compensation plans.

Pursuant to this Charter:

1. THE COMMITTEE

The Compensation Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

2. SCOPE

The Committee serves at the pleasure of the Board.

3. ADDITIONAL AUTHORITY.

The Compensation Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

Annex B

CHARTER OF THE AUDIT COMMITTEE

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee’s primary duties and responsibilities are to:

•
Assume direct responsibility for the appointment, compensation, evaluation of the work and, where appropriate, the replacement of the Company’s independent auditors, including resolution of any disagreements that may arise between the Company’s management and the Company’s independent auditors regarding financial reporting.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

•
Encourage adherence to, and continued improvement of, the Company’s accounting policies, procedures, and practices at all levels; review of potential significant financial risk to the Company; and monitor compliance with legal and regulatory requirements.

•	Assure the ultimate accountability of the independent auditors to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.  The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the applicable independence requirements of the National Association of Securities Dealers (the “NASD”), the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 (the “Act”).   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by applicable rules of the NASD and the SEC) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries.  All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.  It is the intention of the Board to assure that at least one member of the Audit Committee shall satisfy the requirements of an “audit committee financial expert” (as defined under the Act and pursuant to regulations of the SEC).

Audit Committee members shall be appointed by the Board.  If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.  The Audit Committee shall meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.  In addition, the Audit Committee, or its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board of Directors for approval and have the document published in the Company’s proxy statement at least every three years in accordance with SEC regulations.

2.
Require the independent auditors to advise the Audit Committee in advance in the event that the independent auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services").  Approve in advance all audit, review or attest engagements and all permitted non-audit services performed by the Company’s independent auditors.

3.
Review all non-audit services provided by the Company's auditors and obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any of the non-auditing services listed in Section 10A(g) of the Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee.

4.
Approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. Record in its minutes and report to the Board all approvals of audit services and non-audit services granted by the Audit Committee.

5.
Review the Company’s annual audited financial statements prior to filing or distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

6.
In consultation with the management, the independent auditors, and the internal auditor, consider the integrity of the Company’s financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.  Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

7.
Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.  Discuss any significant changes to the Company’s accounting principles and any items to be communicated by the independent auditors in accordance with SAS 61 Communication with Audit Committees, as amended.  The Chair of the Committee may represent the entire audit committee for purposes of this review.

8.
Review the independence and performance of the independent auditors and annually appoint the independent auditors or discharge the independent auditors when circumstances warrant.  The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement consistent with PCAOB Rule 3526, Communication with Audit Committees Concerning Independence setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors.  Such statement shall confirm that the independent auditors are not aware of any conflict of interest prohibited by Section 10A(i) of the Securities Exchange Act of 1934.  The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.  The Audit Committee shall take, or recommend to the full Board that the full Board take, appropriate action to oversee the independence of the independent auditors.

9.
Establish procedures for the receipt, retention and processing of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

10.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

11.	Review the independent auditors’ audit plan – discuss scope, staffing, locations, reliance upon management and internal audit, and the general audit approach.

12.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, as amended.

13.
Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and ensure the auditing firm reports to the Audit Committee under the requirements set forth in Section 204 of the Act.

14.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

15.	Review the appointment, performance, and replacement of the senior internal audit executive.

16.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

17.
On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

18.
On at least an annual basis, review with the Company’s counsel, the Code of Conduct for Directors, Officers and Employees of Center Bancorp, Inc. and Subsidiaries with respect to Conflict of Interest policies along with reports of outside associations and activities.

19.
Commencing on such date as Section 102(a) of the Act becomes effective, obtain confirmation from the independent auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

20.
Require the independent auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the independent auditors and other material written communications between the independent auditors and the Company's management, including management's letters and schedules of unadjusted differences.

21.	Investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

22.
Review and approve all related party transactions, at least on a monthly basis, as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934.  The Audit Committee has adopted the following written procedures governing related party transactions which among other things require:

•	All related party transactions that have been previously approved by the full Board of Directors will not be included in the transactions that are approved by the Audit Committee.

•	Any single related party transaction up to $10,000 is automatically deemed to be pre-approved by the Audit Committee.

•	The Chairman of the Audit Committee is authorized to approve, prior to payment, related party transactions over $10,000 but not exceeding $50,000, and may override any previously approved transaction.

•	Related party transactions over $50,000 must be approved, prior to payment, by a majority of the members of the Audit Committee.

•	The Chairman of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

•	Any proposed related party transaction involving a member of the Board of Directors or the Chief Executive Officer of the Company shall be reviewed and approved by the full Board of Directors.

•
If the Company determines that a related party transaction ahs been entered into without prior approval as described above, the transaction shall be submitted to the Audit Committee for review.  The Audit Committee shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

Other Audit Committee Responsibilities

23.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company’s annual proxy statement.

24.
Perform any other activities consistent with this Charter, the Company’s bylaws, the Company’s certificate of incorporation and governing law, as the Committee or the Board deems necessary or appropriate.

25.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Annex C

CHARTER OF THE NOMINATING COMMITTEE

Purposes of the Nominating Committee

The purposes of the Nominating Committee are:

•	to consider proposals made by shareholders and others to nominate specific individuals to the board of directors of Center Bancorp, Inc. (the “Company”);

•	to identify qualified individuals for membership on such board (the “Board”) ; and

•	to recommend to the Board the director nominees for election at each annual meeting of shareholders and at each other meeting of shareholders at which directors are to be elected.

Membership of the Nominating Committee

The Nominating Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Criteria for Nomination to the Board of Directors

Each individual nominated by the Nominating Committee to serve on the Board of Directors shall, in the Nominating Committee’s opinion, satisfy the following criteria (the “Minimum Criteria”) together with such other criteria as shall be established by the Nominating Committee:

•	such nominee shall satisfy any legal requirements applicable to members of the Board;

•	such nominee shall have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	such nominee shall have a reputation, in one or more of the communities serviced by the Company and its subsidiaries, for honesty and ethical conduct;

•	such nominee shall have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation; and

•
such nominee shall have experience, either as a member of the board of directors of another public or private corporation or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Procedures to be Followed with Respect to the Submission of Names for Consideration by the Nominating Committee.

The following procedures (the “Minimum Procedures”) shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. A nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such notice shall set forth as to each person whom the proponent proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the Minimum Criteria and any Additional Criteria (as defined below) established by the Nominating Committee.

In the event that a director is to be nominated at a special meeting of shareholders or is to be elected by the Board, the Nominating Committee shall develop procedures designed to conform, as nearly as practicable, to the procedures applicable to elections of Board members at annual meetings.

The Nominating Committee may, but shall not be required to, develop other procedures (the “Additional Procedures”) designed to supplement the Minimum Procedures.

Processes to be Followed in Considering Candidates

Candidates to serve on the Board shall be identified from such sources as shall be available to the Nominating Committee, including without limitation recommendations made by shareholders.

There shall be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent, (ii) if requested, a review of reference letters from at least two sources determined to be reputable by the Nominating Committee, and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Duties of the Nominating Committee

The Nominating Committee shall:

•	determine whether other criteria (the “Additional Criteria”), beyond the Minimum Criteria, should apply in nominating members of the Board, such Additional Criteria to

•	reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and

•	take into account a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	determine whether the Minimum Procedures should be supplemented with Additional Procedures relating to the information to be submitted to the Nominating Committee regarding prospective candidates;

•	annually review the size, composition and needs of the Board and make recommendations to the Board;

•	recommend to the Board the director nominees for election at the next annual meeting of shareholders;

•	consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of shareholders;

•	consider director candidates submitted by shareholders and other third-parties, in accordance with the Minimum Procedures and any Additional Procedures adopted by the Nominating Committee; and

•	annually review the Nominating Committee charter and recommend to the Board any changes it deems necessary or desirable.

Meetings of the Nominating Committee

The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year. At the discretion of the chairperson of the Nominating Committee, but at least once each year for all or a portion of a meeting, the members of the Nominating Committee shall meet in executive session, without any members of management present.

Additional Authority of the Nominating Committee

The Nominating Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

Annex D

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

Article Fourth of the Corporation’s certificate of incorporation is amended to provide in its entirety as follows:

“Fourth:  Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, of which Twenty-Five Million (25,000,000) shares are designated as Common Stock, no par value (“Common Stock”), and Five Million (5,000,000) shares are designated as Preferred Stock, no par value (“Preferred Stock”).  The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have voting powers (if any), conversion rights (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issuance of such Preferred Stock.  Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having preferences or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.  In furtherance of the immediately preceding sentence:

1.           General.  All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.  The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock, if any.

2.           Voting.  The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, except as otherwise required by law.  Except as provided by law or this Certificate of Incorporation, holders of Common Stock shall vote together with the holders of Preferred Stock as a single class on all matters.  There shall be no cumulative voting.

3.           Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in its sole discretion, subject to provisions of law, the provisions of this Certificate of Incorporation, and the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

4.           Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled, subject to the rights and preferences, if any, of any holders of shares of Preferred Stock authorized and issued hereunder, to share, ratably in proportion to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.”

CENTER BANCORP, INC.

Proxy For Annual Meeting of Shareholders

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey, do hereby constitute and appoint Joseph Gangemi and Stephen J. Mauger, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said corporation standing in my name on its books on May 4, 2010, at the annual meeting of shareholders to be held at Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on June 16, 2010 at 10:00 o’clock a.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.

(See Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders - June 16, 2010

CENTER BANCORP, INC.

☐ Please mark your
votes as in this
example.

This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

1. Election of Directors for one year terms ending in 2011

Nominees: Alexander A. Bol, John J. DeLaney, Jr., James J. Kennedy, Howard Kent, Phyllis S. Klein, Elliot Kramer, Nicholas Minoia, Harold Schechter, Lawrence Seidman, William A. Thompson and Raymond Vanaria.

Instruction: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

Grant Authority	Withhold Authority
for all nominees	for all nominees
☐	☐

2.  For ratification of ParenteBeard LLC as Center Bancorp’s independent auditors for 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To seek non-binding approval of the compensation of Center Bancorp’s executives.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To consider a proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 25,000,000 and the number of authorized shares of our capital stock from 25,000,000 to 30,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. Other Business - Whatever other business may be brought before the meeting or any adjournment thereof.

If any other business is properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. Unless otherwise specified, execution of this proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board’s nominees for directors, and in favor of proposals 2, 3 and 4.

Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided.

Note: When signing as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners should sign.

Signature: ________________________
Signature:_________________________
Dated: __________, 2010

Important notice regarding the availability of proxy materials for the 2010 annual meeting of shareholders: The Proxy Statement for the 2010 Annual Meeting of Shareholders and our 2009 Annual Report to Shareholders are available at: http://www.cfpproxy.com/5260.